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                                                               EXHIBIT 10.10(d)



                          CONSENT AND AMENDMENT NO. 4

         CONSENT AND AMENDMENT NO. 4, dated as of November 9, 1998 (this "Agreement"), by and among WORLDPORT INTERNATIONAL, INC., a Delaware corporation (the "Company"), WORLDPORT COMMUNICATIONS, INC., a Delaware corporation (the "Parent"), the other Loan Parties (as defined in the Credit Agreement referred to below) the Lenders (as defined in the Credit Agreement) which are a party hereto (including Bankers Trust Corporation, in its individual capacity) and BANKERS TRUST COMPANY, as Administrative Agent (in such capacity, the "Agent") and Collateral Agent (in such capacity, the "Collateral Agent") and as joint creditor with the other Lenders under the Credit Agreement, each as defined below.

                              W I T N E S S E T H:

         WHEREAS, the Company and the Parent are parties to a Credit Agreement dated as of June 23, 1998 (as in effect, the "Credit Agreement") with the Lenders, the Agent and the Collateral Agent;

         WHEREAS, Bankers Trust Corporation, a Lender under the Credit Agreement, previously extended a loan to the Company in the aggregate principal amount of $2,500,000 (the "October 30, 1998 Loan") pursuant to Consent and Amendment No. 3 and the Second Short Term Note Letter Agreement (as defined in the Credit Agreement), a portion of the proceeds of which were used to repay in full a certain loan to the Company in the aggregate principal amount of $1,000,000 made on October 21, 1998;

         WHEREAS, the Parent and the Company have requested that the Lenders agree to make additional term loans (the "Additional Loans") in an aggregate principal amount of $4,500,000, which Additional Loans shall (i) be guaranteed by each member of the Group to the extent permissible under applicable law,
(ii) be secured by a Lien granted by each member of the Group in the Collateral and (iii) rank senior to the other Obligations under the Credit Agreement;

         WHEREAS, proceeds of the Additional Loans will be used, among other things, to repay in full the October 30, 1998 Loan;




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         WHEREAS, the Parent and the Company have covenanted and agreed to issue equity securities upon the terms and as provided in Section 5.16(d) of the Credit Agreement (the "New Equity Securities");

         WHEREAS, as a condition to the making of the Additional Loans and Additional Senior Notes (as defined herein), the Agent and the Lenders have required that the Parent and Company agree that the Lenders shall have the right to convert the Additional Loans and the Additional Senior Note into New Equity Securities, subject to the terms set forth herein;

         WHEREAS, Bankers Trust Corporation will be the initial sole Lender of the Additional Loans (the "Initial Lender");

         WHEREAS, Dreyfus Premier Limited Term High Income Fund, the holder of the Senior Note issued by the Company under the Credit Agreement (the "Note Purchaser"), desires to purchase an amount equal to 10% of the Additional Loans provided to the Company by the Initial Lender but the Note Purchaser cannot purchase the Additional Loans in their current form;

         WHEREAS, the Initial Lender desires to exchange a portion of its Additional Loans to an Additional Senior Note (as defined in the Credit Agreement as amended hereby);

         WHEREAS, the Parent and the Company have requested that the Agent and the Lenders, in accordance with the terms of the Credit Agreement provide the Additional Loans, subject to the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree to the following:

         1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         2. Amendments. Effective on the Effective Date (as herein defined):

                  A. The following definitions are added to Section 1.01 of the Credit Agreement in their appropriate alphabetical order:

                  "Additional Commitment" shall mean, with respect to any Lender, such Lender's undertaking to make Additional Loans hereunder subject to the terms and conditions hereof, in an aggregate outstanding principal amount as of the Second Closing Date not to exceed the amount set forth next to the name of such Lender



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                  on Schedule 1 to Consent and Amendment No. 4 and, thereafter, subject to reduction pursuant to the Credit Agreement. Upon the assignment of any Lender's obligations under the terms of the Credit Agreement the amount of such Lender's undertaking shall be adjusted accordingly. The aggregate principal amount of all Additional Commitments shall not exceed US$4,500,000.

                  "Additional EnerTel Guaranty shall mean the Guaranty by EnerTel delivered pursuant to Section 4 of Consent and Amendment No. 4

                  "Additional Loan" shall have the meaning set forth in Section 2.1.

                  "Additional Loan Commitment Termination Date" means November 20, 1998.

                  "Additional Note" means that certain promissory note of the Borrower to Bankers Trust Corporation dated November 13, 1998, in an aggregate principal amount of $4,500,000, maturing June 23, 1999, together with any replacement or substitution therefor.

                  "Additional Senior Note" shall have the meaning set forth therefor in Section 2.18.

                  "Consent and Amendment No. 4" means that certain Consent and Amendment No. 4 dated as of November 9, 1998 among the Company, the Parent, the other Loan Parties, the Lenders and the Agent and Collateral Agent.

                  "New Equity" means any class of equity securities of the Parent or any security or other instrument into which such equity security may be exchanged or converted into, which does not, and could not reasonably be expected to, adversely affect creditor rights in favor of the Agent, Collateral Agent or Lenders, or such other security which is on terms reasonably satisfactory to the Agent, Collateral Agent and Lenders. Capital raised on the terms detailed on the "Proposed EnerTel Debt Investment" term sheet attached as
                  Schedule I to Consent and Amendment No. 4 shall qualify as reasonably satisfactory to the Lenders.

                  "New Equity Securities" shall have the meaning set forth therefor in Consent and Amendment No. 4.

                  "October 30, 1998 Loan" shall have the meaning set forth therefor in Consent and Amendment No. 4.

                  "Original Loan" means the Term Loan made by the Lenders to the Company on June 23, 1998.

                  "Original Note" means that certain note issued to evidence the Original Loan.



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                  "Original Senior Note" means that certain Senior Note issued to the Note Purchaser on July 10, 1998 pursuant to the Credit Agreement.

                  "Registration Rights Agreement" shall mean a Registration Rights Agreement substantially similar to Exhibit A attached to Consent and Amendment No. 4 among the Parent, the Agent, the Lenders and the Note Purchaser.

                  "Second Closing Date" means the date on which all of the conditions set forth in Section 3.3 have been satisfied or waived and on which proceeds of the initial Additional Loan is made.

                  "Senior Notes" mean, collectively, the Original Senior Note and Additional Senior Note.

                  B.       The definition of "Finance Documents" set forth in
         Section 1.1 of the Credit Agreement is amended by adding the phrase "the Additional Note, the Additional Senior Note, the Additional EnerTel Guaranty, the Letter Agreement delivered pursuant to Section 4(k) of Consent Amendment No. 4" after the phrase "each Assignment and Assumption Agreement" appearing therein.

                  C. All references to "Loan" set forth in the Credit Agreement shall be deemed to include the Additional Loan (including amounts thereof evidenced by the Additional Senior Note). All references to "Note" set forth in the Credit Agreement shall be deemed to include the Additional Note.

                  D. The definition of Note Purchaser shall be amended by replacing it with the following:

                  "Note Purchaser" shall mean the holder of the Senior Note issued by the Company in accordance with Section 2.16 and the Additional Senior Note issued by the Company in accordance with
         Section 2.18, together with any other holder of the Senior Note and/or Additional Senior Note.

                  E. Section 2.1 of the Credit Agreement is amended by adding a new subsection (c) thereto which shall read as follows:

                  (c) (i) Subject to and upon the terms and conditions of this Agreement, each Lender severally and not jointly agrees to make additional term loans (each an "Additional Loan") to the Company from the Second Closing Date to the Additional Loan Commitment Termination Date in a sum not to exceed such Lender's Additional Commitment, provided that the aggregate principal amount of the Additional Loans shall not exceed $4,500,000 (plus interest capitalized with respect to the Additional Loan after the Second Closing Date or such lower amount as contemplated by this Agreement). Subject to the terms set forth in this Agreement, an amount of Additional Loans equal to $3,500,000 shall be provided on the Second Closing Date and any other Additional Loans shall be made in one additional borrowing in an aggregate principal amount of



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         $1,000,000, such additional borrowing of Additional Loans to be made during the calendar week following the Second Closing Date.

                   (ii) The Additional Loans shall rank senior to the Term Loan with respect to payments of interest and principal.

                  (iii) The Additional Loan Commitment (including any unutilized portion) shall expire on the Additional Loan Commitment Termination Date.

                  F. For purposes of Section 2.2 and 2.3, all references to "Term Loans" shall be deemed to refer to Loans.

                  G. Section 2.5(a) is restated in its entirety as follows:

                           (a) Voluntary. The Company may repay, in whole or in part, the outstanding principal amount of the Loans at any time and from time to time on the following terms and conditions:

                                    (i)      the Company shall give the
                  Administrative Agent and the Note Purchaser prior to 12:00 Noon (New York time) at least one Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans and the amount of such prepayment to be prepaid, which notice the Administrative Agent shall promptly transmit to each of the Lenders. If the Additional Note and Additional Senior Loan have been repaid in full, together with accrued interest, the Company may give the Administrative Agent and the Note Purchaser prior to 12:00 Noon (New York time) at least one Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Term Loan and Original Senior Note and the amount of such prepayment to be prepaid, which notice the Administrative Agent shall promptly transmit to each of the Lenders

                                    (ii)     any prepayment shall be made first
                  of the Additional Loan and Additional Senior Note and shall be made on a pro rata basis among the Additional Loan and the Additional Senior Note, and with respect to the Additional Loan, shall be applied pro rata among the Lenders that made such Additional Loan; after repayment in full of the Additional Loan, any prepayment shall be made on a pro rata basis between the Term Loan and the Original Senior Note, and with respect to each prepayment of the Term Loan, shall be applied pro rata among the Lenders that made such Term Loan;

                                    (iii)    all notice of voluntary
                  prepayments, once given to the Administrative Agent and Note Purchaser, shall be irrevocable; and

                                    (iv)     once prepaid, any Loan (and the
                  amount so repaid under any Note and Senior Note) may not be reborrowed.



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                  H. Section 2.5(b) is restated in its entirety as follows:

                  (b) Mandatory Repayments of Additional Loan, Term Loan and Senior Notes. All Loans shall mature on the Maturity Date and shall be repaid in full by the Company on such date, without premium or penalty or further action on the part of any Lender, Note Purchaser, the Administrative Agent or the Collateral Agent. Once repaid the Loans (and the amount so repaid under the Notes and Senior Notes) may not be reborrowed."

                  I.       Section 2.7(a) is amended and restated as follows:

                  (a) Term Loans and Additional Loans. The Company shall pay interest on the unpaid principal amount of the Term Loan and Additional Loans from the date on the which the Term Loan or each Additional Loan is made until such Term Loan or Additional Loan has been repaid in full, payable in arrears on each Quarterly Payment Date, upon each prepayment (on the amount prepaid), at the time of each principal repayment (on the amount so repaid), at maturity and after maturity on demand, in all cases at a per annum rate equal to the LIBO Rate plus the Applicable Margin, which per annum rate shall change simultaneously with each change in the LIBO Rate or as otherwise required by this Section 2.7.

                  J. Section 2.8(a)(i) is amended and restated as follows:

                  (a)(i) Prepayments from Asset Sales. Upon receipt by the Parent, the Company or any of their Subsidiaries of Cash Proceeds of any Asset Sale occurring after the Closing Date, the Company shall prepay (A) first, the Additional Loan (including any amounts outstanding under the Additional Senior Note) (together with accrued interest) and (B) second, the Term Loan (including any amounts outstanding under the Senior Note), with the Net Cash Proceeds received from such Asset Sale, in the case of Asset Sales pursuant to clause (a) of the definition thereof, concurrently with the consummation of such Asset Sale, and with respect to all other Asset Sales, on a date not later than the Business Day next succeeding the earlier of (1) the 30th day after consummation of such Asset Sale unless prior to such date, the Parent, the Company or any such Subsidiary has entered into a firm order or commitment for the purchase of an asset or assets which shall be used in the Business and
         (2) the 90th day after the consummation of such Asset Sale if and to the extent that such Net Cash Proceeds are not applied by the Parent, the Company or any of their Subsidiaries to the replacement of such asset or assets with an asset or assets useful in the Business. In each case, such new asset shall be subject to the Security Interest of the Security Documents to the same extent as the asset subject to such Asset Sale or otherwise owned by a Loan Party or other member of the Group whose stock is pledged by a member of the Group pursuant to a Pledge Agreement. Concurrently, with the consummation of an Asset Sale, the Company shall deliver to the Agent an Officer's Certificate demonstrating the derivation of Net Cash Proceeds from the gross sales price of such Asset Sale.

                   K. Section 2.8(a)(ii) is amended by inserting the following sentence to the end thereof:



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                  "Such payments shall be applied first to the Additional Loan
         (including any amounts outstanding under the Additional Senior Note) (in each case together with accrued interest) and second to the Term Loan (including any amounts outstanding under the Senior Note) (in each case, together with accrued interest)."

                   L. Section 2.8(a)(iii) is amended by replacing the phrase "Term Loan" in the second line thereof with the phrase "Loan" and adding the following sentenced to the end thereof: "Such payments shall be applied first to the Additional Loan (including any amounts outstanding under the Additional Senior Note) (in each case together with accrued interest) and second to the Term Loan (including any amounts outstanding under the Senior Note) (in each case, together with accrued interest)."

                   M. Section 2.8(e) is amended by replacing it with the following:

                   (e)(i) All prepayments of the Additional Notes and the Additional Senior Note shall be paid to the Lenders and Note Purchaser, respectively, on a pro rata basis according to the sum of the aggregate outstanding principal amount of the Additional Loans owed to the Lenders and amounts owing under the Additional Senior Note to the Note Purchaser according to the aggregate outstanding principal amount of the Additional Senior Note.

                   (ii) All prepayments of the Term Loan and Senior Note shall be paid to the Lenders and Note Purchaser, respectively, on a pro rata basis according to the sum of the aggregate outstanding principal amount of the Term Loan owed to the Lenders and amounts owing under the Senior Note to the Note Purchaser according to the aggregate outstanding principal amount of the Senior Note.

                   N.      Section 2.9 (e) is amended by:

                  (i) insert new paragraphs with the headings "Third" and "Fourth" as follows:

                  Third: to the indefeasible payment of all accrued interest on the Additional Loan and the Additional Senior Note;

                  Fourth: to the indefeasible payment of the amounts of Obligations then due and unpaid under this Agreement with respect to the Additional Loans and the Additional Senior Notes for principal, in respect of which or for the benefit of which such money has been paid or collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Additional Notes for principal;

                  and (ii) renumbering the current paragraphs "Third," "Fourth" and "Fifth" as "Fifth," "Sixth" and "Seventh" respectively.



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                  O.       Section 2.10 is amended by inserting a new paragraph
         at the end as follows:

                  The Company agrees to use the proceeds of the Additional Loans as follows: first, proceeds shall be used to repay in full all outstanding amounts in respect of the October 30, 1998 Loan and second, the Company shall contribute directly or indirectly an amount not less than 50% of the proceeds of the Additional Loan to EnerTel to be used solely for EnerTel's working capital needs and, to the extent permitted in Section 6.24, otherwise shall be used and distributed to Parent to be used for working capital purposes of Parent and its Subsidiaries.

                  P. Article II of the Credit Agreement is hereby amended by inserting a new Section 2.18 and 2.19 therein which shall read as follows:

                  Section 2.18 Exchange of Loan. The Note Purchaser agrees that, upon the request of Bankers Trust Corporation, it shall purchase an amount equal to ten percent (10%) of the principal amount of Additional Loans made by Bankers Trust Corporation (inclusive of the October 21, 1998 Loan), provided that such purchase shall be consummated through an exchange of such purchased amount of Additional Loans with the issuance of an Additional Senior Note pursuant to the terms hereof. The Company will, upon request (the "Exchange Request") of the Initial Lender, execute and deliver to the Initial Lender (or the Note Purchaser as it shall request) a note in the form substantially similar to the Senior Note (the "Additional Senior Note") bearing interest at the rate equal to the rate set forth for the Term Loans pursuant to Sections 2.7(a), 2.7(b) and 2.7(c), which Additional Senior Note shall be dated the date of issuance of such Additional Senior Note, shall be payable to the order of such holder, shall mature on the Maturity Date and shall be in the same principal amount of the Additional Loan being exchanged. The Exchange Request shall specify the principal amount of the Additional Note to be exchanged pursuant to this Section
                  2.18. Upon issuance by the Company of the Additional Senior Note under this Section 2.18 in exchange for the portion of the Additional Loan so exchanged, the Company shall, upon request of the Initial Lender, issue a new Additional Note to the Initial Lender corresponding to the aggregate principal amount of the Additional Loan held by it in substitution for the Additional Note originally issued on the Second Closing Date. An Exchange Request shall be deemed to have been given pursuant to the execution and delivery by the Company of Consent and Amendment No. 4. Notwithstanding anything on the contrary set forth herein, the Note Purchaser agrees to purchase a pro rata portion of all Additional Loans from the Initial Lender upon notice from the Initial Lender.

                  Section 2.19 (a) Direct Payment. Notwithstanding anything to the contrary in this Agreement or the Senior Note or Additional Senior Notes, the Company will pay or cause to be paid all amounts payable with respect to any Additional Senior Notes held by each holder that is an institutional holder (and each nominee



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                  thereof) and which has given written notice to the Company requesting that the provisions of this subsection 2.19(a) shall apply (without any presentment of such Additional Senior Notes and without any notation of such payment being made thereon) by crediting before 11:00 a.m. (New York time) at the place of receipt, on the date payment is due, by Federal funds bank wire transfer of Dollars, the account of such holder (and each such nominee) in any bank in the United States as may be designated in writing by such holder, or in such other manner or to such other address in the United States as may be designated in writing by such holder. The listing of an address for payments on account of the Additional Senior Notes on the signature page to Consent of Amendment No. 4 with respect to any holder (and each nominee thereof) shall constitute notice by such holder pursuant to this subsection 2.19(a).

                  (b) Maintenance of Office. The Company will maintain an office or agency at the address set forth in Section 9.3, where notices, presentations and demands in respect of this Agreement or the Additional Senior Notes may be made upon it. Such office will be maintained at such address until such time as the Company will notify the holders of the Additional Senior Notes of any change of location of such office, which will in any event be located in the United States of America.

                  (c) Delivery Expenses. If any holder that is an institutional holder (or any nominee thereof) surrenders any Additional Senior Note or Senior Notes to the Company pursuant to this Agreement, the Company will pay the cost of delivering to or from the home office of such holder from or to the Company, insured to the satisfaction of such holder, the surrendered Additional Senior Note or Additional Senior Notes and any Additional Senior Note or Additional Senior Notes issued in substitution or replacement for the surrendered Senior Note or Senior Notes.

                  (d) Taxes. Without duplication of any amounts payable in respect of the Senior Notes under Section 2.11, the Company will pay all stamp, transfer and issue taxes and all other levies, fees and impositions (including any interest or penalty for nonpayment or delay in payment, but excluding any income taxes) which may be payable or determined to be payable in connection with the transactions contemplated by this Agreement or in connection with any modification, amendment or alteration of the Additional Senior Notes, and the Company will save each holder harmless without limitation as to time against any and all liabilities with respect to all such stamp, transfer and issue taxes and all other levies, fees and impositions (including any interest or penalty for nonpayment or delay in payment). The obligations of the Company under this subsection 2.19(d) shall survive the payment or prepayment of the Senior Notes and the termination of this Agreement.



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                  (e)      Ownership, Transfer or Exchange of Additional Senior
                  Notes

                           The Additional Senior Notes are issuable only in
                  fully registered form. The Company will keep at its office or agency maintained as provided in subsection 2.19(b) a register in which the Company shall provide for registration and registration of transfer of the Additional Senior Notes.

                           Subject to the provisions of subsection 9.3(g), any
                  holder of an Additional Senior Note may at its option either in person or by duly authorized attorney surrender the same at said office or agency for exchange, accompanied if surrendered for registration of transfer by a written instrument of transfer duly executed by such holder or attorney. In case such holder shall so request a transfer or an exchange of its Additional Senior Note, the Company shall, without expense to such holder, deliver to or upon the order of such holder one or more Additional Senior Notes in the same aggregate unpaid principal amount as the Additional Senior Note so surrendered, each dated the date of, or, if later, the date to which interest has been paid on, such surrendered Additional Senior Note, in the principal amount of $100,000 or any multiple of $1,000 in excess thereof, as requested by such holder (provided that if such aggregate unpaid principal amount is less than $100,000, the Company will deliver one Additional Senior Note in exchange for the Additional Senior Note so surrendered), and registered in such name or names as shall be specified in writing by such holder. Every Additional Senior Note so made and delivered upon exchange for the surrendered Additional Senior Note shall be in the form of the Additional Senior Note, appropriately modified to reflect the terms of such Additional Note so delivered.

                           Prior to due presentment of any Additional Senior
                  Note for registration of transfer, the Company may deem and treat the registered holder thereof as the absolute owner of such Additional Senior Note for the purpose of receiving payment of or on account of the principal of and premium, if any, and interest on such Additional Senior Note, and for the purpose of any notice, waiver or consent hereunder, and payment of such Additional Senior Note shall be made only to such holder or its designees.

                  (f) Loss, Theft, Destruction or Mutilation of Additional Senior Notes. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Additional Senior Note, and, in the case of any such loss, theft or destruction, upon receipt of an indemnity bond reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Additional Senior Note, the Company will, at its expense, make and deliver, in lieu of such lost, stolen, destroyed or mutilated Additional Senior Note, a new Additional Senior Note of like tenor and unpaid principal amount and dated the date of, or, if later, the date to which interest has been paid on, the lost, stolen, destroyed or mutilated Additional Senior Note.



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                  (g)      Additional Senior Notes held by Company, etc. Solely
                  for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Additional Senior Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Additional Senior Notes, or have directed the taking of any action provided herein or in the Additional Senior Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Additional Senior Notes then outstanding, Additional Senior Notes directly or indirectly owned by the Company or any of its Affiliated shall be deemed not to be outstanding.

                  Q. Article III of the Credit Agreement is hereby amended by inserting a new Section 3.3 as follows:

                  3.3      Conditions Precedent to Additional Loans.

                           The obligation of each Lender to fund the Additional Loans is subject to the satisfaction or waiver, on or before such Additional Loan is made, of the following conditions precedent:

                           (a) The Consent and Amendment No. 4 shall have become and continue to be effective in accordance with its terms.

                           (b) The representations and warranties of the Parent and the Company contained in the Credit Agreement shall be true and correct as if given on the date of such Additional Loan.

                           (c) No Default or Event of Default shall have occurred and be continuing either before or after giving effect to the making of such Additional Loan.

                           (d) The Agent shall have received a Notice of Loan pursuant to Section 2.2.

                  Each borrowing of an Additional Loan shall be deemed to constitute a representation and warranty by the Parent and the Company on the date of such borrowing as to the matters specified in (b) and
         (c) of this Section 3.3.

                  R. Article V is amended by inserting the following Sections 5.17, 5.18, 5.19 and 5.20 and after Section 5.16:

                  5.17 Conversion Rights. (a)(i) At any time after satisfaction of the provisions of Section 5.16(d), at the request of any Lender or Note Purchaser (the "Conversion Request") the Parent agrees that it will convert all or a portion of the Additional Loan (together with accrued interest) or the Additional Senior Note (together with accrued interest) into additional New Equity Securities (the "Converted New Equity

         Securities"), with the same terms, rights and privileges as the New Equity Securities sold to Persons as described in Section 5.16(d) ("New Equity Investors") and at a conversion rate determined by dividing the portion of the Additional Loan or Additional Senior Note to be converted by the price paid per New Equity Security by the New Equity Security investors. The Conversion Request shall specify the principal amount of the Additional Note or the Additional Senior Note to be exchanged pursuant to this Section 5.17, and if more than one class of securities has been issued, the specific class of securities into which the Additional Loan or Additional Senior Note shall be converted. Upon the exchange of outstanding Additional Notes or Additional Senior Notes for New Equity Securities which are convertible into shares of Common Stock of Parent, the Lenders shall receive warrants pursuant to the warrant agreement in the form attached hereto as Exhibit B to purchase the number of shares of Common Stock of the Parent equal to the number of shares of Common Stock of the Parent into which such New Equity Securities are convertible (including accrued dividends) for $.01 per share (the "Warrants"). Parent hereby agrees to negotiate in good faith the definitive terms of the Registration Rights Agreement and any other agreement related to the transactions contemplated by this Section
         5.17 on terms reasonably satisfactory to Parent, Agent and Lenders. Notwithstanding the foregoing provisions of Section 5.17(i), if the Additional Loans and Additional Senior Note and accrued interest are repaid in full with the proceeds of the issuance of New Equity and the Additional Loan Commitment is terminated prior to November 21, 1998, the Company's obligation to convert any portion of the Additional Loan or Additional Senior Note shall cease and be of no further effect, provided that if all or any portion of the Additional Loans and Additional Senior Note and accrued interest are repaid on or after November 21, 1998 (such amount so repaid (including accrued interest), the "Repayment Amount") then the Lenders and Note Purchasers shall have the right to purchase Converted Additional Equity Securities in an amount not in excess of the Repayment Amount upon the same terms as set forth above (including, without limitation, with Warrants and with registration rights) with respect to Additional Loans and Additional Senior Notes, as if such Additional Loans and Additional Senior Notes had not been so repaid. Notwithstanding anything to the contrary set forth herein, to the extent the Additional Loan or Additional Senior Notes are converted into Converted New Equity Securities or the Lenders or Note Purchasers purchase Converted New Equity Securities as set forth above, the Parent and the Company agree that the proceeds from any sale of all or a portion of the Parent or any of its Subsidiaries which are to be distributed to any holders of equity of Parent shall be first distributed to the Lenders in an amount equal to the outstanding aggregate principal amount of Converted New Equity Securities, together with a compounded rate of return of 12% per annum compounded semi-annually from the date of any conversion(s), prior to any distribution of such proceeds to any such holder of equity.

                  (ii) Upon the issuance of Converted New Equity Securities under this Section 5.17 in exchange for the portion of the Additional Loan or Additional Senior Note so exchanged, the Company shall, upon request of the Initial Lender, issue a new Additional Note or Additional Senior Note to the Initial Lender corresponding to the aggregate principal amount of the Additional Loan or Additional Senior Note held by it in substitution for the Additional Note originally issued on or after the Second Closing Date.

                  (b) If the New Equity Securities have not been issued by November 13, 1999, the Company covenants and agrees that upon the request of the Lenders specifying the aggregate amount of Additional Loans or Additional Senior Note to be exchanged, the Company will exchange all or a portion of the Additional Loans or Additional Senior Note, including accrued interest thereon, for such number of shares of Common Stock of WorldPort equal to the principal amount of Additional Loans plus accrued interest or Additional Senior Note plus accrued interest to be exchanged divided by $2.00. If, and as often as, there is any change in the Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

                  (c) The Agent, Lenders and Note Purchaser will have the registration rights specified in the Registration Rights Term Sheet attached as Exhibit A hereto with respect to New Equity Securities issued pursuant to Section 5.17 hereof and the Common Stock issued pursuant to Section 5.17(b) hereof.

                  (d) Each of the Lender's participants will be afforded the rights set forth in this Section 5.17.

                  Section 5.18.     Best Efforts of Insiders in Connection with
         Sale.

                  Upon the default by the Company in the due observance or performance of the covenants or agreements in Section 5.16(c) and 5.16(d) of the Credit Agreement, the Parent and each of Paul A. Moore, Philip S. Magiera, Theodore H. Swindells and Maroon Bells Partners, Inc. (the "Insiders") shall be support and use their best efforts to achieve any transaction involving the sale of all or any part of the Parent's assets which is proposed by the Lenders. Notwithstanding the foregoing provisions of this Section 5.18 of the Credit Agreement, if the Additional Loans and Additional Senior Notes, together with accrued interest, are repaid in full with the proceeds of the issuance of New Equity and the Additional Loan Commitment is terminated prior to November 21, 1998, the obligations of the Insiders with respect to this Section 5.18 shall cease and be of no further effect.

                  Section 5.19.     Access to Records.

                  The Parent and the Company agree that they shall, and shall cause each of their Subsidiaries to, permit any representative, or consultant retained by, the Agent, the

         Collateral Agent or the Lenders to visit and inspect the properties and all financial records of the Parent, the Company and any of their respective Subsidiaries at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and to permit any representatives designated by, or consultants retained by, the Agent, the Collateral Agent or the Lenders to discuss at such reasonable times and at such intervals as may reasonably requested the affairs, finances and condition of the Parent, the Company or any of their respective Subsidiaries or any properties of the Parent, the Company or any of their respective Subsidiaries with the officers thereof and independent accountants therefor, in each case at the cost and expense of the Parent and the Company.

                  Section 5.20.     Legal Opinion.

                  By November 20, 1998, Parent shall deliver to the Administrative Agent a favorable opinion of DeBrauw Blackstone Westbroek, special Netherlands counsel to the Parent and the Company, in a form which shall be mutually agreed upon, but including, specifically, opinions stating that the Lien under the Dutch Security Documents secure the Additional Loans and Additional Senior Notes and that no consent of the Minority Shareholders is necessary in connection with the transactions contemplated hereby (including, without limitation, with respect to the distribution of proceeds of the Additional Loans to the Dutch Holding Company and EnerTel) or, if required, such consent has been obtained and is in full force and effect.

                  S.       The Credit Agreement is amended by adding a new
         Section 6.24 thereto immediately following Section 6.23, which new section shall read as follows:

         Section 6.24.     Proceeds of Additional Loans.

                  Notwithstanding anything to the contrary set forth in the Credit Agreement or any other Finance Document, (i) the Company agrees that it shall contribute at least 50% of the proceeds of the Additional Loans (after repayment of the October 30, 1998 Loan) to the Dutch Holding Company, and cause the Dutch Holding Company to promptly contribute such proceeds to EnerTel, and (ii) the Parent and the Company agree that they will not, and will ensure that none of their Subsidiaries will, distribute or disburse (whether by dividend, advance, loan, contribution or otherwise) any of the proceeds received in respect of the Additional Loans to the Parent or any of its Subsidiaries, provided that (A) the Company and the Dutch Holding Company may make the distributions contemplated by subclause (i) of this Section 6.24, (B) the proceeds of the Additional Loans may be distributed to EnerTel, and (C) provided no Default or Event of Default has occurred and is continuing or would result therefrom, an aggregate amount not in excess of 50% of the Additional Loans may be distributed to the Parent.

                   T.      Section 7.1(b) is restated as follows:

                           (b) Breach of Certain Covenants. The Company defaults in the due observance or performances of any covenant, or condition or agreement in Section 2.15, 5.13(a), 5.15, 5.17, 5.18, 5.20 or in Article VI.

                  U. Amendment to Section 9.3. Section 9.3 of the Credit Agreement is amended by adding a new subclause (h) thereto which shall read as follows: (h) Notwithstanding anything to the contrary set forth in this Agreement, any transferee of an Additional Senior Note, by its acceptance of an Additional Senior Note registered in its name (or the name of its nominee), or by its acceptance of a beneficial interest therein, shall be deemed to have made the representations set forth Paragraph 7 of Consent and Agreement No. 3 and to have agreed to be bound by the provisions of the Finance Documents. Any transferor of an Additional Senior Note or a beneficial interest therein shall notify any prospective purchaser that such transferor may be relying on the exemption from Section 5 of the Securities Act of 1933 (as amended) provided by Rule 144A.

         3. The Company and the Parent hereby represent and warrant that the representations and warranties set forth in Article IV of the Credit Agreement and each other Finance Document are true and correct in all material respects as of the date hereof as if made on such date.

         4.       Conditions to Effectiveness of Agreement.
         The effectiveness of this Agreement (such date of effectiveness, the "Effective Date") and the obligation of each Lender to fund the Additional Loans on or after the Second Closing Date (as defined in the Credit Agreement as amended by this Agreement) is subject to the satisfaction or waiver of the following conditions precedent:

                  (a) Finance Documents. The Administrative Agent shall have received each of this Agreement, the Additional Note and the Additional Enertel Guaranty, each duly executed by the Parent, the Company and such Subsidiary, as applicable and the Lenders.

                  (b) Notes. The Administrative Agent shall have received an appropriately completed and duly executed Note payable to the order of each Lender.

                  (c) No Litigation or Other Proceeding. As of the Effective Date, (x) no action, suit, litigation, proceeding investigation, inquiry or dispute by or before any court, Governmental Authority or any arbitrator shall be pending against or affecting (i) the Parent, the Company or any of their Subsidiaries or threatened against or affecting the Parent, the Company or any of their Subsidiaries which could reasonably be expected to have a Material Adverse Effect or (ii) the Finance Documents or any of the transactions contemplated thereby and (y) there shall not have been any Requirement of Law or injunction applicable to the Finance Documents or any of the transactions contemplated thereby which have been enacted, promulgated, entered or enforced by any Governmental Authority, nor shall there be pending any action or proceeding before any such Governmental Authority which is reasonably likely to transaction contemplated hereby, in each case, prohibit, restrict, delay or otherwise materially affect the transactions contemplated hereby.

                  (d) Officer's Certificate. The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Company, confirming compliance with the conditions precedent set forth in paragraphs (h), and (i) of this Section 4 as of the Effective Date.

                  (e) No Adverse Change or Development, Etc. (i) Nothing shall have occurred since the Effective Date, the Lenders shall have become aware of no facts or conditions not otherwise known to the Lenders on the Effective Date, which could reasonably be expected to have a Material Adverse Effect; (ii) trading in securities generally on the New York or American Stock Exchange shall not have been suspended and minimum or maximum prices shall not have been established on any such exchange; (iii) a banking moratorium shall not have been declared by New York or United States authorities; (iv) there shall not have been (A) an outbreak or escalation of hostilities between the United States and any foreign power or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in each case, in the reasonable judgment of the Lenders would materially and adversely affect the ability of the Lenders to syndicate the Additional Loan or makes it impracticable or inadvisable to proceed with the Additional Loan or any of the other transactions contemplated hereby.

                  (f) Representations and Warranties. The representations and warranties of the Loan Parties contained in any Finance Document shall be true and correct on such date both before and after giving effect to the effectiveness of the Agreement.

                  (g) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing either before or after giving effect to the making of such Additional Loan on the Effective Date.

                  (h) Legal Opinions. The Administrative Agent shall have received a favorable opinion of McDermott, Will & Emery, special New York and U.S. counsel to the Parent and the Company, in a form which shall be mutually agreed upon.

                  (i) Corporate Documents. The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or articles of association, as applicable, including all amendments thereto (or the equivalent thereof), of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Parent and the Company as of a recent date, from such Secretary of State or a certificate from an officer of such Loan Party to the effect that no changes have been made to such organizational documents since those delivered on the Closing Date; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying
(A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below or a certification that there have been no changes since delivered on the Closing Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Finance Documents to which such Person is a party and, in the case of the Company, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Finance Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or the Administrative Agent may reasonably request.

                  (j) Guaranty. EnerTel shall have executed and delivered a Guaranty in form and substance satisfactory to the Agent.

                  (k) Agreement with Maroon Bells Partners and others. Each of Paul A. Moore, Philip S. Mageira, Theodore H. Swindells and Maroon Bell Partners, Inc. shall have executed and delivered to the Agent, for the benefit of the Lenders, an agreement covering the agreements set forth in Section 5.18 of the Credit Agreement (as amended hereby), which agreement shall be in form and substance satisfactory to the Agent.

         5.       Amendments to Security Agreement.

                  Section 6.02 of the Security Agreement is amended by changing the reference to paragraph SECOND to THIRD, inserting a new paragraph SECOND to read as follows, and changing the current paragraph references "THIRD" and "FOURTH" to "FOURTH" and "FIFTH", respectively:

                           "SECOND, to the payment in full of the Obligations
                  owed to the Lenders in respect of the Additional Loan made by them and outstanding (together with all accrued interest and capitalized interest in respect thereof) and to the Note Purchaser in respect of the Additional Senior Note held by it and outstanding (together with all accrued interest and capitalized interest in respect thereof), in each case pro rata as among the Lenders and Note Purchaser, in accordance with the amount of such Obligations owed to them."

         6. Amendment to the Pledge Agreement. Section 13 of the Pledge Agreement is amended by changing the reference to paragraph SECOND to THIRD, inserting a new paragraph SECOND to read as follows, and changing the current paragraph reference "THIRD" and "FOURTH" to "FOURTH" and "FIFTH", respectively:

                           "SECOND, to the payment in full of the Secured
                  Obligations owed to the Lenders in respect of the Additional Loan (including all accrued interest and capitalized interest in respect thereof) made by them and outstanding and owed to the Note Purchaser in respect of the Additional Senior Note (including all accrued interest and capitalized interest in respect thereof) held it and outstanding, in each case pro rata as among the Lenders and Note Purchasers in accordance with the amount of such Obligations owed to them."

         7.       Representations Of The Note Purchaser.

                  (a) Purchase for Investment. The Note Purchaser, represents that it has received all information necessary to make its investment decision with respect to its purchase of the Additional Senior Note and as it may have otherwise requested and that it is purchasing the Additional Senior Note for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof except in accordance with the Securities Act, provided that the disposition of such Note Purchaser's property shall at all times be within its control. The Note Purchaser understands that the Additional Senior Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Senior Note under the Securities Act. The Note Purchaser represents that it is not an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company, it is not acting on behalf of the Company and it is a "Qualified Institutional Buyer" within the meaning of Rule 144A promulgated under the Securities Act or an institutional "Accredited Investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act. Such acquisition will be for its own account or for the account of another Qualified Institutional Buyer.

                  (b) Source of Funds. The Note Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by it to pay the purchase price of the Additional Senior Notes to be purchased by it:

                           (i)      if such Note Purchaser is an insurance
company, the Source does not include Plan assets allocated to any separate account maintained by such Note Purchaser in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with such Note Purchaser's fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                           (ii)     the Source is either (A) an insurance
company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (B) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Note Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                           (iii)    the Source constitutes assets of an
"investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part 1(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM, (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (iii); or

                           (iv)     the Source is a governmental plan; or

                           (v)      the Source is one or more employee benefit
plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (v); or

                           (vi)     the Source does not include Plan assets of
any employee benefit plan, other than exempt from the coverage of ERISA.

                           The Note Purchaser further (A) confirms to the
Initial Lender that it has received a copy of the Credit Agreement and each of the other Finance Documents, which have in each case been requested by it, together with copies of any financial statements requested by it, and that it has, independently and without reliance on the Initial Lender, the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and become a Note Purchaser; (B) agrees that it will, independently and without reliance upon the Initial Lender, the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and any other Finance Documents; and (C) appoints the Collateral Agent to act in the capacity set forth in the Credit Agreement.

         As used in this Section 7, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         8. Confirmation of Guarantees, Security Documents. Each of the Parent and Company and each of the other Loan Parties hereto hereby acknowledges, ratifies and confirms that, (a) pursuant to the Parent Guaranty and the Subsidiary Guaranty to which it is a party, such Loan Party guarantees all obligations of the Borrower under the Additional Loans, Additional Note and the Additional Senior Note (such obligations being hereinafter referred to as the "Guaranteed Obligations"), (b) each of the Guaranteed Obligations shall constitute Guaranteed Obligations under and as defined in each Guaranty, (c) each of the Guarantees and Security

Documents to which it is a party is and shall continue to be in full force and effect in accordance with its terms and the Liens granted thereunder shall secure and shall continue to secure the Obligations and the Secured Obligations (as such terms may be defined in the Security Documents) including, the Guaranteed Obligations; and (d) the Liens granted to the Collateral Agent for its benefit and the benefit of the Lenders pursuant to the Security Documents to which it is a party are and shall continue to be, valid and perfected Liens in the Collateral covered thereby and the Obligations and Secured Obligations as defined in the Security Documents shall be deemed to include the Additional Note, the Additional Senior Note and the Additional Loans, together with all accrued interest thereon and all other obligations and each of the Company, the Parent and each other Loan Party hereby confirms and regrants a Lien on all of the Collateral under each Security Document to which such Grantor is a party to Bankers Trust Company, as collateral agent, as security for the full payment of the Secured Obligations (as defined in each such Security Document), the Additional Loans, the Additional Notes and the Additional Senior Note, together with all accrued interest therein and other obligations hereunder.

         9. Applicable Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         10. No Novation. This Agreement shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or any Note or discharge or release the Lien or priority of any security agreement, any pledge agreement or any other security therefor or discharge any obligation under any guaranty. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement, the Credit Agreement, or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Company, the Parent or any Guarantor under the Credit Agreement or any Pledgor or Grantor under any Security Document from any of its obligations and liabilities as a "Company", "Parent", "Guarantor", "Pledgor" or "Grantor" under the Credit Agreement or the Security Documents or any other Finance Document. Whenever the term "Credit Agreement" is used in any of the Finance Documents it shall mean and refer to the Credit Agreement as modified pursuant hereto. Each of the Credit Agreement and the other Finance Documents shall remain in full force and effect, except as expressly modified hereby.

         11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

         12. Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         13. Effectiveness. This Agreement shall become effective as of the date (the "Effective Date") when copies hereof which, when taken together, bear the signatures of each of the Company, the Parent, the Agent, the Collateral Agent, the Majority Lenders and the other Loan Parties which are a party hereto have been received by the Agent.

         14.      Payment of Expenses. In furtherance of the provisions of
Section 9.1 of the Credit Agreement, the Parent and Company shall jointly and severally, whether or not the transactions hereby contemplated are consummated, upon demand of the Agent pay all reasonable out-of-pocket costs (including legal fees), charges and expenses of the Agent and Collateral Agent in connection with the negotiation, preparation, execution and delivery of this Agreement (including, without limit, all such out-of-pocket cost (including legal fees), charges and expenses in connection with and relating to each Finance Document) and the documents and instruments referred to herein, and otherwise reviewed in connection herewith and therewith.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date and year first above written.

                                   WORLDPORT INTERNATIONAL, INC.



                                   by
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   WORLDPORT COMMUNICATIONS, INC.



                                   by
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   TELENATIONAL COMMUNICATIONS, INC.



                                   by
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   IIC ACQUISITION CORP.



                                   by
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   WORLDPORT/ICX, INC.



                                   by
                                      -----------------------------------------
                                      Name:
                                      Title:

                                   WORLDPORT ACQUISITIONS, INC.



                                   by
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   WORLDPORT ACQUISITION CORP.



                                   by
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   WORLDPORT COMMUNICATIONS
                                    (EUROPE) HOLDING B.V.



                                   by:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   WORLDPORT COMMUNICATIONS
                                    EUROPE B.V.



                                   by:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   ENERTEL N.V.



                                   by:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                   BANKERS TRUST COMPANY

                                   as Agent and Collateral Agent



                                   by
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   BANKERS TRUST CORPORATION

                                   as Lender



                                   by
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   DREYFUS PREMIER LIMITED TERM HIGH
                                   INCOME FUND



                                   by
                                      -----------------------------------------
                                      Name:
                                      Title:

                                   SCHEDULE I


                          Additional Loan Commitments


Bankers Trust Corporation                 $4,500,000